united states
Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  August 4, 2009
American Natural Energy Corporation

(Exact name of registrant as specified in its charter)

Oklahoma	0-18596	73-1605215

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
6100 South Yale — Suite 300, Tulsa, Oklahoma 74136

(Address of principal executive offices)
Registrant’s telephone number, including area code: (918) 481-1440

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 7 – Regulation F-D

Item 7.01. Regulation F-D Disclosure

On August 4, 2009, we issued a press release announcing that we completed  the transaction with Dune Energy, Inc. previously announced on May 12, 2009. We have re-purchased and retired $7.895 million principal amount, plus accrued and unpaid interest, of  our 8% Secured Debentures held by Dune (including release of related collateral rights), acquired Dune’s interest in producing wells and certain leasehold rights in the Bayou Couba field, assumed operations of the Bayou Couba field and settled outstanding issues between the companies.  In exchange, we assigned to Dune a portion of certain deep leasehold rights held by us and paid Dune $1.3 million with $1 million paid at closing and an additional $300,000 to be paid in quarterly installments commencing 90 days after resuming operations of the field.  A copy of that press release is attached as Exhibit 99.1.

Section 9 -- Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)

Financial Statements of businesses acquired. None required.

(b)

Pro forma financial information. None required.

(c)

Exhibits:

Exhibit Number	Description of Document

99.1	Press Release dated August 4, 2009

Signatures
                       Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Natural Energy Corporation

Dated: August 5, 2009	By:	/s/ Michael K. Paulk Michael K. Paulk, President